Draft

PRODUCTION SHARING CONTRACT

FOR CONTRACT AREA ZUUNBAYAN-XIV

BETWEEN

THE MINERAL RESOURCES AND PETROLEUM AUTHORITY

OF MONGOLIA

AND

"DWM PETROLEUM AG"

Dated ……., 200…

PRODUCTION SHARING CONTRACT 4
GENERAL PROVISIONS 4
ARTICLE I. REPRESENTATIVES 4
1.1 *DESIGNATION OF REPRESENTATIVES* 4
1.2 *RIGHTS TO ACCESS AND EXERCISE SUPERVISION OVER CONTRACTOR'S PETROLEUM OPERATIONS* 4
ARTICLE II. DEFINITIONS 4
2. DEFINED TERMS 4
ARTICLE III. RIGHTS AND OBLIGATIONS OF THE MRPAM AND CONTRACTOR 8
3.1 *MRPAM'S RIGHTS* 8
3.2 *MRPAM'S OBLIGATIONS* 8
3.3 *CONTRACTOR'S RIGHTS* 9
3.4 *CONTRACTOR'S OBLIGATIONS* 9
ARTICLE IV. COSTS AND COST RECOVERY 10
ARTICLE V. TERM OF EXPLORATION OPERATIONS 11
5.1 *EXPLORATION PERIOD* 11
5.2 *EXTENSION OF EXPLORATION PERIOD* 11
5.3 *DISCOVERY AND APPRAISAL OPERATIONS* 11
5.4 *COMMERCIAL DISCOVERIES* 12
5.5 *COMMERCIAL DISCOVERY, TESTING, DEVELOPMENT PERIOD* 12
5.6 *REVISIONS OF APPRAISAL PROGRAMS, APPRAISAL AREAS,* 12
DEVELOPMENT PLANS AND DEVELOPMENT AREAS 12
5.7 *EXTENSION OF DEVELOPMENT PERIOD* 12
ARTICLE VI. EXPLORATION OPERATIONS 13
6.1 *MANDATORY WORK AND OBLIGATIONS* 13
6.2 *DRILLING METHODS* 13
6.3 *EXPLORATION WORK PROGRAMS AND BUDGETS* 13
ARTICLE VII. RELINQUISHMENTS 14
7.1 *RELINQUISHMENTS* 14
7.2 *VOLUNTARY RELINQUISHMENTS* 14
7.3 *APPRAISAL AREAS* 14
ARTICLE VIII. ROYALTY AND PRODUCTION SHARING 14
8.1 *ROYALTY* 14
8.2 *MARKETING OF CRUDE OIL* 15
8.3 *PRODUCTION SHARING OIL* 15
8.4 *VALUATION OF CONTRACT CRUDE OIL* 16
8.5 *FORECASTS OF PRODUCTION* 17
8.6 *UNDERLIFTING AND OVERLIFTING* 17
ARTICLE IX. NATURAL GAS 17
ARTICLE X. BONUSES, FEES AND PAYMENTS 17
10.1 BONUSES 17
10.2 *TRAINING BONUS* 18
10.3 *LAND SURFACE RENTAL FEE* 18
10.4 *ADMINISTRATIVE SERVICE FEES* 19
10.5 *ENVIRONMENTAL RECOVERY* 19
ARTICLE XI. MEASUREMENTS 20
11.1 *PRODUCTION SHARING MEASUREMENTS* 20

11.2 *CORRECTIONS OF MEASUREMENTS* 20
ARTICLE XIV. GOVERNMENTAL ASSISTANCE 23
ARTICLE XVI. TAX 24
ARTICLE XVII. EXCHANGE RIGHTS 24
17.1 *FOREIGN CURRENCIES* 24
17.2 *FOREIGN BANK ACCOUNTS* 25
17.3 *EXCHANGE RIGHTS* 25
17.4 *PAYMENTS UNDER THIS CONTRACT* 25
ARTICLE XVIII. MONGOLIAN SUBCONTRACTORS, MATERIALS AND EMPLOYEES 25
18.1 SELECTING MONGOLIAN SUBCONTRACTORS, MATERIALS AND EMPLOYEES 25
ARTICLE XIX. EMERGENCIES 26
19.1 *EMERGENCIES IN PETROLEUM OPERATIONS* 26
19.2 *NATIONAL EMERGENCY* 26
ARTICLE XX. FORCE MAJEURE 26
ARTICLE XXI. CANCELLATION 27
ARTICLE XXII. ARBITRATION AND LIABILITIES 28
ARTICLE XXIII. NOTICES 28
ARTICLE XXIV. INSURANCE 29
ARTICLE XXV. GENERAL 30
25.1 *ANNEXES* 30
25.2 *LEGISLATION* 30
25.3 *GOOD FAITH* 30
25.4 *LANGUAGE* 30
25.5 *ENTRY INTO FORCE AND ADOPTING CHANGES IN THE CONTRACT* 30
ANNEX A 31
ANNEX B 32
ANNEX C 33
ANNEX D 33

PRODUCTION SHARING CONTRACT

This is a Production Sharing Contract signed by the Mineral Resources and Petroleum Authority of Mongolia, on the one side (hereinafter ''MRPAM''), and DWM Petroleum AG. on the other (hereinafter the ''Contractor'') (both sides hereinafter the 'Parties') on the ….., 200….

GENERAL PROVISIONS

The purpose of this Contract is to establish legal regulation of relations between Contractor and Mineral Resources and Petroleum Authority of Mongolia /MRPAM/ authorized by the Government of Mongolia to enter on its behalf into Contract related to Petroleum Operations in the territory of Mongolia, and exercise supervision over implementation thereof.

The Contractor shall have exclusive rights for conducting Petroleum Operations in the Contract Area for Exploration as described in Annexes, attached hereto and made the integral part of the present Contract.

NOW, THEREFORE, it is hereby agreed as follows:

ARTICLE I. REPRESENTATIVES

1.1 *DESIGNATION OF REPRESENTATIVES*

a) The Government of Mongolia hereby designates the Chairman of the MRPAM, or any other authorized person, as its representative (the "Government Representative") under this Contract.

b) The Contractor hereby designates, Alexander Becker, on behalf of DWM Petroleum AG. or any other authorized person, as its representative (the "Contractor Representative") under this Contract.

c) Changes of the Government Representative or the Contractor Representative should be noticed to the other party in accordance with Article XXIII hereof.

1.2 *RIGHTS TO ACCESS AND EXERCISE SUPERVISION OVER CONTRACTOR'S PETROLEUM OPERATIONS*

a) The Government Representative (or any other person assigned and authorized by the Government Representative) shall have access and exercise the authority granted to it hereunder over implementation in the Contract Area and over Petroleum Operations, and the Contractor shall provide all reasonable assistance to the Government Representative to exercise such right of access. The Government Representative shall not interfere with the operations of the Contractor without valid cause.

b) Any legally authorized person has right to access and exercise supervision over implementation.

ARTICLE II. DEFINITIONS

2. DEFINED TERMS

ll

If there is no other explanation for certain case, the defined terms and understandings, forms originating hence shall have the meanings set forth in this Article 2:

"MRPAM" means the Mineral Resources and Petroleum Authority of Mongolia authorized by the Government of Mongolia to enter on its behalf into Contract related to Petroleum Operations in connection with petroleum operations in the territory of Mongolia, and exercise supervision over implementation thereof.

"Natural Gas" means hydrocarbons that are in a gaseous phase at atmospheric conditions of temperature and pressure including wet mineral gas, dry mineral gas, casing-head gas and residue gas remaining after the extraction or separation of liquid hydrocarbons from wet gas, and non-hydrocarbon gas produced in association with liquid or gaseous hydrocarbons.

"Barrel" means a quantity or unit of 158.987 litres, at or corrected to a temperature of sixty degrees Fahrenheit (60° F), at standard atmospheric pressure of 1.01325 bars.

"Accounting Procedure" means procedures and reporting requirements set forth in Annex D.

"Production Sharing Contract" means this Contract executed by the MRPAM and the Contractor for conducting Petroleum Operations in the Contract Area and approved by the Government of Mongolia.

"Petroleum" means liquid petroleum and different compounds of hydrocarbons in a gaseous or solid state occurring in the entrails of the earth, which may be produced in association with petroleum or separately, including Crude Oil, Natural Gas and Associated Substances.

"Petroleum Law" means the Petroleum Law of Mongolia, which entered into force on January 18, 1991 and any Laws amending or in substitution for, or in lieu of such law.

"Regulation for Implementing the Petroleum Law" means the Regulation for Implementing the Petroleum Law of Mongolia adopted by Government of Mongolia /Resolution No.204/ in 1991 and any Regulations amending or in substitution for, or in lieu of such regulation.

"Petroleum Operations" mean operations related to the exploration, protection, production, processing, transportation, storage and marketing of Petroleum in scope of this Contract.

Exclusive right for conducting Petroleum Operations means only the Contractor conduct Petroleum related operations rights within the Contract area for in this Contract when it is in effect.

"Contractor" means DWM Petroleum AG which enters into this Contract to conduct Petroleum Operations in accordance with the contract regulations and conditions.

"Effective Date" means the date on which the Government of Mongolia approves this Contract.

"Contract Year" means any period of twelve (12) consecutive Calendar Months counted from the Effective Date of this Contract or from the anniversaries of such Effective Date.

"Contract Area" means the area shown on and described in Annexes herein from the Effective date as such area shall have been reduced from time to time by relinquishments made in accordance with Article VII.
"Contract Crude Oil" means, respectively, Crude Oil which are produced and saved from the Contract Area pursuant to this Contract; and for purpose of this definition, "produced" means caused or allowed to rise to the surface and to pass through Production Sharing Measurement facilities, and "saved" means made available to be taken and disposed of by a party hereto.

"Associated Natural Gas" means any Natural Gas that may be produced from or in association with Crude Oil and capable of being developed commercially.

"Associated Substances" means any other substances that may be extracted from or in association with Crude Oil or Natural Gas.

"Rules" means methods and procedures to be followed in process of carrying certain types of Petroleum Operations.

"Operation Costs" means all costs and expenses except Exploration Costs and Development Costs.

"Block Unit" means an area equal to multiplied ten (10) minutes latitude by ten (10) minutes of longitude.

"Discovery Well" means a well which is determined by Parties to be worthy of further evaluation for the purpose of determining whether such reservoir, alone or with other reservoirs, could constitute a Commercial Discovery.

Field means an Area containing one or more natural reservoirs discovered on one or more wells, and similar in geological structure and stratigraphy, determined to be worthy of being developed.

"Development Costs" means all costs and expenses (except Administrative Costs and Exploration Costs) incurred in respect of Development Operations.

"Development Area" means an area within the Contract Area containing a Commercial Discovery.

"Development Operations" means all operations and activities in respect of one or more Commercial Discoveries.

"Development Period" means the period during which Development Operations will be carried out in accordance with this Contract, as specified in Article 5.5 and 5.7.

"Development Program" means a program of work, including a Budget, for Development Operations in respect of a Commercial Discovery.

"Cost Oil" means a quantity of Crude Oil for recovering Contractor's costs and expenses.

"Royalty" means payment in accordance with utilization of the natural non-renewable resources

of Mongolia.

"Relinquishment of Areas" means relinquishment by Contractor voluntarily or in accordance with Contract some parts of Contract Area at the certain phase of exploration work.

"Land Surface Rental Fee" means non-refundable payment to the MRPAM in each year by size of a contract area as stated in "Regulation for Implementing the Petroleum Law" for Contractor's exclusive right for Petroleum Operation in the contract area.

"Budget" means an estimate of money for the work program to be done during the specific Petroleum Operations phase.

"Appraisal Development" means a well development during appraisal, as international petroleum industry, in purpose to determine Discovery Well or Commercial Discovery Well.

"Subcontractor" means any Legal Person or individual, which concluded a Contract with the Contractor to carry out certain portions of the Petroleum Operations.

"Crude Oil" means hydrocarbons, which are in liquid state at atmospheric pressure either in a natural subsurface reservoir or after passing through a separator or other surface processing facility; Crude Oil also includes asphalt, condensate and natural gas liquids, which are liquefied in separators, plants or other surface processing facilities.

"Appraisal Area" means one or more geological structure(s) or occurrence(s) that Parties determine to be worthy of being appraised by an Appraisal Program.

"Appraisal Program" means a plan of work for the purpose of determining whether the Discovery made by such Discovery Well constitutes a Commercial Discovery.

"Commercial Discovery" means a reservoir or a group of two (2) or more reservoirs containing Petroleum, which Parties determines to be worthy of being developed commercially, taking into consideration relevant technical and economic factors, including Contractor's estimates of recoverable reserves, prices of Petroleum and costs of development.

"Exploration Costs" means all costs and expenses (except Operation Costs and Development Costs) incurred in respect of Exploration Operations.

"Exploration Operations" means such operations as:

1. activities in respect of aerial and satellite mapping, geological, geophysical and geochemical surveys; drilling and production of exploration and appraisal wells; petrologic, mineralogical and paleontological studies, interpretations of data preparing reports and other all exploration activities;
2. discovering one or more reservoirs which have not then been proved to be within a Commercial Discovery; and
3. carrying out an Appraisal Program.

"Exploration Period" means the period during which Exploration Operations will be carried out in accordance with this Contract, as specified in Article 5.1 and 5.2.

"Profit Oil" or "Production Sharing Oil" means a quantity of Contract Crude oil to be allocated between the Government representative and Contractor after the deduction of royalty and cost oil.

"Calendar Month" means one (1) of the twelve (12) calendar months according to the Gregorian calendar, starting on the first day of such month and ending on the last day of such month, inclusive.

"Calendar Quarter" means a calendar quarter according to the Gregorian Calendar, being either the Calendar Months (i) January, February and March, (ii) April, May and June, (iii) July, August and September, or (iv) October, November, and December.

"Calendar Year" means a year according to the Gregorian calendar starting on January 1 and ending on December 31, inclusive.

"Legal Person" means a corporation, company or other entity recognized as such by the Laws.

"Laws" means any applicable Mongolian laws, or any other legal acts, whether now existing or hereafter enacted.

Measurement point means the point of measurement for purpose of marketing after processing a produced crude oil at the Contract Area.

ARTICLE III. RIGHTS AND OBLIGATIONS OF THE MRPAM AND CONTRACTOR

3.1 *MRPAM'S RIGHTS*

The MRPAM shall have the following rights:

a) To inspect Petroleum Operations and the financial statements of the Contractor;
b) To possess all the original copies of geology, geophysics, hydrogeology, petrophysics, geochemistry, laboratory analysis and other related Petroleum Operations' data;
c) To possess copies of documents related to all the Contractors operations, machinery, equipment, technical definitions, houses, constructions, its drafts and others;
d) To request the Contractor to supply its share of Petroleum for Mongolia's domestic consumption. In this case Government Representative shall make the payment in USD at world market price.
e) To use or exercise supervision over the marketing of Mongolia's share of Production Sharing Oil
f) To exercise other rights provided for in this Contract

3.2 *MRPAM'S OBLIGATIONS*

The MRPAM shall assume the following obligations:

a) To help and support petroleum operations conducted by Contractor;
b) To inspect and supervise the Petroleum Law of Mongolia, it's Regulations and Rules, and this Contract's implementation;
c) To fulfill other obligations provided for in this Contract.

3.3 *CONTRACTOR'S RIGHTS*

a) The Contractor shall have the exquisite rights to conduct Petroleum Operations in the Contract Area with permissions obtained under the Petroleum Law, the Business Entity Special Permission Law, and in accordance with Petroleum Law of Mongolia, Regulation for Implementing the Petroleum Law of Mongolia, all applicable laws and this Contract;
b) The Contractor shall have a right to construct pipelines, bridges, roads, storage facilities, houses, landing fields, radio towers and communication facilities in accordance with requisite approvals
c) The Contractor shall have a right to access the previously compiled exploration, geophysical, petrophysical, geochemistry and well data related to the Contract Area at data center of the MRPAM and to buy those data if necessary.
d) To use, sell or possess (both within the Mongolia and abroad) the Contractor's share of Production Sharing Oil;
e) Contractor shall enjoy all rights of Mongolian legal person, unless otherwise specifically provided in Mongolian law or international agreements to which Mongolia is a party.
f) Contractor may transfer its rights and obligations under this Contract to any third party with the prior written consent of the Government of Mongolia.
g) Contractor shall have a right to request assistance from Mongolian government if Contractor's employees and field workers suffer from serious diseases, disasters, illegal infringement and serious accidents;
h) Contractor shall have the right to hire and dismiss its staff members, to choose and determine its sub-contractors, and to purchase materials required for implementing the Contract.
i) To exercise other rights provided for in this Contract.

3.4 *CONTRACTOR'S OBLIGATIONS*

During the conduct the Petroleum Operations the Contractor shall assume the following obligations:

a) Comply with existing Petroleum Law of Mongolia, Regulation for Implementing the Petroleum Law of Mongolia, any changes or amendments in such laws, rule and regulations for Petroleum Operations ratified by the authorized body and all applicable Laws of Mongolia and this Contract;
b) Petroleum Operations will be conducted in accordance with the Mongolian and international standard, rule and regulations;
c) Notice to the authorized organizations and MRPAM immediately if any accidents or failings related to health, safety and protection of environment are happened, and take necessary actions.
d) The technology, techniques and equipments imported to Mongolia for Petroleum Operations are to be used for efficient development of Petroleum;
e) Conduct an environmental impact assessment prior to the beginning of Contractor's activities and should submit original reports of environmental impact assessment;
f) To take the following actions necessary to protect human, animals, nature, relics of historical and cultural importance, land surface:
    I. During the conduct of Petroleum Operations, Contractor shall make plans for preventing hazards to human, animals, nature, relics of historical and cultural

importance, land surface and environment, and get approval from Government Representative and authorized organizations for those plans and implement;

II. Prior to the Contract expiration or termination, or relinquishment or abandonment of any part of the Contract Area, remove all equipment and installations from the area in a manner acceptable to the Government Representative, and perform all necessary site restoration activities in accordance with applicable Laws and regulations of Mongolia;

III. The estimates of the anticipated abandonment of wells, site restoration program and funding sources for restoration shall be included in the annual Production program;

IV. If the Contract Area is located near forbidden for Petroleum Operations Area take the necessary precautions for protection of ecological systems, and prevent pollution of the Contract Area.

g) All original documents of geological, hydrogeological, geophysical, geochemical researches, drilling, well and production data, laboratory analysis results, and other data and reports as it may compile during the term hereof shall be prepared every year in accordance with approved Rules and submit to the MRPAM;

h) Assist the Government Representative in preparing and carrying out plans and programs for training and education of Mongolian nationals;

i) Be responsible for the damages causes by violation of Petroleum Operations Regulations;

j) Shall include MRPAM's representatives with rights for tender of choosing or selecting subcontractors in carrying out certain portions of the Petroleum Operations. The draft of contracts shall be amicably agreed by the both parties prior to concluding contracts with subcontractors and a copy of contract shall be furnished to Government Representative;

k) Shall include MRPAM's representatives for process of selecting an authorized company to carrying out detailed environmental appraisal.

ARTICLE IV. COSTS AND COST RECOVERY

a) Contractor shall bear all costs and expenses necessary to conduct Petroleum Operations. Contractor may recover such costs and 40 (forty) percent of Contract Crude oil will be used for cost recovery, after the deduction of royalty. Neither party hereto guarantees that any such Commercial Discovery will be made.

b) The quantity of Cost Oil which the Contractor shall have the right to take and dispose of in any Calendar Month shall be equal to the aggregate of all Petroleum Costs incurred by the Contractor.

c) The Contractor shall have the right to take and dispose of the certain quantity of Contract Crude Oil in every trade of Contract Crude oil for the purpose of recovering its costs and expenses incurred in respect of Petroleum Operations. All Operation Costs of the Contractor that remain unrecovered hereunder shall be carried forward until fully recovered in the succeeding Calendar Months.

d) The Contractor shall agree with the Government Representative on the planning and accounting model for the Petroleum Operations and shall submit to the Government Representative a copy of accounts for Petroleum Costs. The Contractor shall notify the Government Representative of the amount of the Petroleum Costs and the method of their recovery.

e) Contractor will classify Petroleum Cost into Exploration Cost, Operation and Development Cost, without double concerning. Those Petroleum Costs will be recovered by the following stages

1. Exploration Cost,
2. Operation Cost and

AB

3. Development Cost

For clarification, it is approved possibility that Development Cost can occur within Exploration Period and Exploration Cost within Development Period.

f) Notwithstanding the foregoing, the Royalty to be paid under paragraph 1 of Article VIII and the bonuses and other payments to be paid under Article 10 shall not be recovered.

ARTICLE V. TERM OF EXPLORATION OPERATIONS

5.1 *EXPLORATION PERIOD*

a) The Exploration Period shall begin on the Effective Date of this Contract. The Exploration Period shall be up to five (5) years in duration and shall consist of three phases: -first phase 1 year, second phase 2 years, third phase 2 years.

5.2 *EXTENSION OF EXPLORATION PERIOD*

a) This extension of exploration period shall be extended in accordance with the Petroleum Law and its Implementing Regulation.

b) If the Contractor has fulfilled Exploration Work Programs and Budgets and Minimum Work Obligations as specified below for the phase of the Exploration Period, which it desires to extend. The Government Representative shall approve the Exploration Work Programs and Budget of the next phases to extend the Exploration Period.

c) If on the date on which the third Exploration Period would otherwise expire a Discovery Well exists in respect of which no determination has then been made as to whether such discovery is a Commercial Discovery, the Exploration Period shall continue in effect in respect of the Appraisal Area for such Discovery Well until the first to occur of the following:

   i) such Discovery Well is determined to be a Commercial Discovery;
   ii) such Discovery Well is determined not to be a Commercial Discovery;
   iii) additional extension shall not be more than 6 months

5.3 *DISCOVERY AND APPRAISAL OPERATIONS*

a) If a well is determined to be a Discovery Well in accordance with the following table, the Contractor shall notify within fifteen (15) days in written the Government Representative and the date of such notice shall be deemed to be the date of such Discovery Well.

Well depth (meter)	< 500	500-1000	1000-2000	>2000
Daily recovery (tons/day)	0.5	1.0	3.0	5.0

b) Within ninety (90) days after the date of each Discovery Well, the Contractor shall provide to the Government Representative for approval in respect thereof, an Appraisal Program and Budget; and maps and other descriptions of the area to be appraised (the "Appraisal Area"); and after Government Representative's approval shall begin to implement the Appraisal Program.

5.4 *COMMERCIAL DISCOVERIES*

a) If on the basis of reserves estimates one or more discoveries made by one or more Discovery Wells are determined to be a Commercial Discovery, the Contractor shall notify in writing the Government Representative within fifteen (15) days, and the date of such notice shall be deemed to be the date of such Commercial Discovery.
b) Within one hundred eighty (180) days after the date of each Commercial Discovery, the Contractor shall provide to the Government Representative for approval in respect thereof: a Development Plan and Budget; and maps, reserves estimates and other descriptions of the area to be developed (the "Development Area"); Petroleum Administration shall inspect revise all the documents within thirty (30) days and if decides no amendments, no changes shall be made then within ninety (90) days shall approve such Plan. Petroleum Administration shall have a right to extend the approval period for one hundred eighty (180) days if decides that all documents shall be amended and changed.
c) Contractor shall commence Development Operations within (90) days after Government Representative's approval to implement such Development Plan.

5.5 *COMMERCIAL DISCOVERY, TESTING, DEVELOPMENT PERIOD*

a) The period for each Commercial Discovery establishments shall be continued for three hundred sixty (360) days including the period of Appraisal Development.
b) Development Period in respect of each Commercial Discovery shall take effect on the date of approval from an authorized organization that such production can be started from Commercial Discovery, and it shall continue for a period of up to twenty (20) years.

5.6 *REVISIONS OF APPRAISAL PROGRAMS, APPRAISAL AREAS, DEVELOPMENT PLANS AND DEVELOPMENT AREAS*

Subject to Government Representative's written approval, the Contractor may, on the basis of additional information or evaluation, revise any Appraisal Program, Appraisal Area, Development Plan and Development Area; provided, however, that no such revision will add to an Appraisal Area or Development Area any parts of the Contract Area that have already been relinquished under Article VII prior to such revision. In case of revising any Appraisal Program, Development Plan and Development Area, Contractor shall notify the Government Representative before (15) days of such decision to be made.

5.7 *EXTENSION OF DEVELOPMENT PERIOD*

The Government Representative may, extend the Development Period two (2) times, with each extension being up to five (5) years in duration in case the Contractor builds refinery, petroleum and natural gas pipeline and other industrial infrastructure. The Government Representative shall consider granting an extension of the Development Period, if the Contractor, at least sixty (60) days prior to the expiration of the Development Period, gives written notice to the Government Representative of the Contractor's desire to extend the Development Period.

ARTICLE VI. EXPLORATION OPERATIONS

6.1 *MANDATORY WORK AND OBLIGATIONS*

Within one hundred twenty (120) days from the Effective Date the Contractor shall commence the Exploration Operations according to Annex C. In accordance with the Contract, the Contractor shall perform mandatory work and obligation and shall spend certain amount at least as included in the Plan (Annex C). If the Contractor did not spend such amount of capital for the mandatory work then the Contractor shall pay the difference between the mandatory work and actual invested amount to the MRPAM within (30) thirty days after the end of the Contract Year.

b) If in any Contract Year the Contractor spends more than the Minimum Expenditure Amount, the extra work expenditure shall be calculated for the following exploration year.

c) Contractor shall place 2,000,000 (two million) US dollars on the escrow account in ……… Bank of Mongolia as guarantee of minimum work obligation of the first contract year the Production Sharing Contract. Any issue related to this Guarantee fund placed on the Escrow Account shall be decided in accordance with the Escrow Account Service Agreement concluded between the MRPAM and Contractor dated … ….. 200….

6.2 *DRILLING METHODS*

Any exploration well which the Contractor becomes obligated to drill under this paragraph 1 of Article VI shall be drilled in accordance with generally accepted methods used in the international petroleum industry and shall be deemed drilled upon the first to occur of the following, the cost shall be recoverable cost.

a) it reaches the projected depth or target bed;
b) it becomes a Discovery Well;
c) it reaches basement rock; or
d) it encounters impenetrable substance or excessive geothermal gradients.

6.3 *EXPLORATION WORK PROGRAMS AND BUDGETS*

Within sixty (60) days after the Effective Date, and thereafter at least ninety (90) days prior to the beginning of each Contract Year, the Contractor shall prepare detailed exploration work programs and Budgets for each categories setting forth the Exploration Operations which the Contractor proposes to conduct during such Contract Year in the Contract Area, and provide such work programs and Budgets for approval to the Government Representative. Contractor shall submit previous years work program report to the MRPAM.

At least thirty (30) days prior to the beginning of such Contract Year, the Contractor and Government Representative shall meet to review and discuss such exploration work program and Budget. If the Contractor thereafter intends to revise such approved work program and Budget, the Contractor shall promptly provide copies of such revision to the Government Representative and within fifteen (15) working days following the receipt thereof the Contractor and the Government Representative shall again meet to review and discuss such changes. In the event that obligations exceed approved budget of the certain year, the Contractor shall include all excessive cost as recoverable cost upon a approval by the MRPAM.

ARTICLE VII. RELINQUISHMENTS

7.1 *RELINQUISHMENTS*

The Contractor:

a) may relinquish within thirty (30) days after the expiration of the first phase of the Exploration Period, a total of twenty five (25) to fifty (50) percent of the original Contract Area;
b) may relinquish within thirty (30) days after the expiration of the second phase of the Exploration Period, a total of twenty (20) to thirty (30) percent of the remaining portion of original Contract Area; and
c) shall relinquish at or prior to the expiration of the Exploration Period, all remaining portions of the original Contract Area, except Appraisal Areas and Developments Areas. Contractor is obliged to restore the surface of all or any part of the Contract Area into its original form prior to relinquishment.
d) is obliged to restore the surface, clean the polluted area, water, remove all machinery and equipment of any part of Development Area into its original form prior to relinquishment.
e) The Contractor shall bear all costs related with the implementation of paragraph "c" and "d" in this Article.

7.2 *VOLUNTARY RELINQUISHMENTS*

a) The Contractor may voluntarily relinquish all or any part or parts of the Contract Area in case Contractor fulfils the Obligations stated in Annex C. Any such voluntary relinquishments shall be credited toward the relinquishments under paragraph 1of Article VII.

b) In case the Contractor voluntarily relinquishes the Contract Area stated in Annex C which the Contractor shall have then already become obligated, the amount for such unfulfilled obligation shall be paid to the MRPAM not less than thirty (30) days prior to the relinquishment.

7.3 *APPRAISAL AREAS*

If, after the conduct of an Appraisal Program, the Contractor determines that the Appraisal Area does not constitute a Commercial Discovery, the Contractor shall relinquish such Appraisal Area. If Contractor wishes voluntary relinquish the Appraisal Area, which has not conducted its mandatory work and obligations, in accordance with Appraisal Program the Contractor shall pay the amount for such unfulfilled obligation to the MRPAM within thirty (30) days before relinquishment.

ARTICLE VIII. ROYALTY AND PRODUCTION SHARING

8.1 *ROYALTY*

1. The Contractor shall pay the Royalty based upon the price of the Contract Crude Oil for each marketing of Contract crude oil. The Royalty shall be equal to 12.5 /twelve point five/ percent calculated with respect to total production of Contract Crude Oil. The Royalty should be paid by production /crude oil/ or in cash.

2. The Royalty payment shall be determined pursuant to paragraph 4 of Article VIII and such Royalty payment shall be made for each marketing of Contract Crude Oil. The Government Representative shall notify the Contractor before (30) days in case the Government Representative sets up any other procedure on the Royalty payment.

8.2 *MARKETING OF CRUDE OIL*

a) The Contract Crude Oil for the Royalty and share of Government of Mongolia shall be calculated from the measurement point, and the marketing of Crude oil shall be decided in respect with mutually approved and concluded contracts between Parties. The value of Crude oil shall be determined at the negotiated price with a buyer in the marketing contract of Crude Oil.

b) If the Government of Mongolia decides to take any of its portion of Crude Oil by calculating in currency from marketed Crude Oil, or in kind from produced and saved Crude Oil it shall so advise the Contractor in writing not less than thirty (30) days prior to the commencement of each Calendar Quarter specifying the quantity which it decides to take.

8.3 *PRODUCTION SHARING OIL*

a) After reduction by the Royalty and the quantity of Cost Oil for each Calendar Month, the remaining quantity of Contract Crude Oil (herein referred to as "Production Sharing Oil") shall be allocated between the Government of Mongolia and the Contractor in proportion to the percentages set forth below, based upon the average daily quantity of Contract Crude Oil for a given Calendar Month:

1. If average daily quantity of Contract Crude Oil for any Calendar Month is equal or less than 5,000 barrels:

Government of Mongolia	**40%**
Contractor	**60%**

2. If average daily quantity of Contract Crude Oil for any Calendar Month equals to or exceeds 5001 barrels but is less than 10,000 barrels,

Government of Mongolia	**45%**
Contractor	**55%**

3. If average daily quantity of Contract Crude Oil for any Calendar Month equals to or exceeds 10,001 barrels but is less than 15,000 barrels,

Government of Mongolia	**50%**
Contractor	**50%**

4. If average daily quantity of Contract Crude Oil for any Calendar Month equals to or exceeds 15,001 barrels but is less than 20,000 barrels,

Government of Mongolia	**55%**
Contractor	**45%**

5. If average daily quantity of Contract Crude Oil for any Calendar Month equals to or exceeds 20,000 barrels,

Government of Mongolia	**60%**
Contractor	**40%**

b) When the balance of unrecovered Petroleum Costs is less than the forty (40) percent of the total quantity of Contract Crude Oil, such the difference between the forty (40) percent of the total quantity of Contract Crude Oil and the balance of unrecovered Petroleum Costs shall be allocated between Parties in respect with provision "a" of Article 8.3 of this Contract.

c) The average daily quantity of Contract Crude Oil for any Calendar Month shall be calculated by dividing the total quantity of Contract Crude Oil for each such Calendar Month by the number of days of production in such Calendar Month.

d) The value of the share of Government of Mongolia of Production Sharing Oil shall be determined pursuant to paragraph 4 of Article VIII and the payment of the share of Government of Mongolia of Production Sharing Oil shall be made to the MRPAM within thirty (30) days from the finished marketing date, or as otherwise approved by the Government of Mongolia.

8.4 *VALUATION OF CONTRACT CRUDE OIL*

a) For purposes of determining the value of Royalty to be paid to the Government of Mongolia pursuant to Article 8.1 and the value of Production Sharing Oil pursuant to paragraph 3 of Article VIII, the price of Contract Crude Oil shall be determined by the negotiated price with a buyer in the marketing contract of Crude Oil.

b) If the Contractor intermediates in a marketing of Mongolian share of Contract Crude Oil, the Contractor shall mutually negotiate and agree with the Government Representative prior to conclusion of agreements among three Parties in respect with the marketing and transportation of Mongolian share of Contract Crude Oil and Royalty. The value of Contractor's share of Contract Crude Oil produced from Mongolia shall be determined by

the world market's price of same quality crude oil with the Contract Crude Oil on the date finished marketing the Contract Crude Oil.

c) Contract Crude Oil price will be calculated by Contractor's arm's length method of price.

8.5 *FORECASTS OF PRODUCTION*

a) For each Commercial Discovery, not less than thirty (30) days prior to the beginning of each Calendar Quarter the Contractor shall furnish to the Government Representative a forecast setting out the total maximum possible quantity of Crude Oil that the Contractor estimates to produce and market, price and other relevant factors according to practices in the international petroleum industry.

b) The Contractor's forecast shall include estimates of Royalty, Crude Oil value and the respective entitlements of the Government of Mongolia and the Contractor to Production Sharing Oil. The Contractor shall endeavor to produce the forecasted quantities. The Contractor shall estimate collectively the crude oil production amount from the several Commercial Discovery Wells.

8.6 *UNDERLIFTING AND OVERLIFTING*

It is recognized that any party hereto may, from time to time, fail to take the full quantity of Contract Crude Oil to which such party is entitled (such party being called an "Underlifter" herein). When that occurs, full production may be continued for the benefit of the other party (such party being called an "Overlifter" herein) and the Contractor shall maintain records to indicate the quantity of Contract Crude Oil which the Underlifter may make up in order to be in correct balance with the Overlifter. The Underlifter shall be compensated extra quantities of Contract Crude Oil in order to achieve such balance as soon as practicable; provided, however, that the Contractor shall make such allocations in such ways so as not to unduly interfere with orderly operations for production and sales.

ARTICLE IX. NATURAL GAS

The Contractor has exclusive right to mutually negotiate and conclude a new Production Sharing Contract of Natural Gas with Government Representative if any discovery which is determined to be a Discovery Well or a Commercial Discovery is capable of producing Natural Gas.

ARTICLE X. BONUSES, FEES AND PAYMENTS

10.1 BONUSES

a) *Signature Bonus:* The Contractor shall pay to the MRPAM the sum of 100,000 USD (one hundred thousand) as a Signature Bonus within 60 days after ratification of this Contract by the Government of Mongolia.

b) *Production Bonus:* If the Contractor starts up production, the Contractor shall pay to the Government Representative the sum of 500,000 USD (five hundred thousand) as a Production Start-up Bonus within 30 days after the beginning date of the Production Operations.

c) The Contractor shall pay to the Government Representative 1 /one/ time in following occurrences:

1) the sum of U.S.$ 500,000 (five hundred thousand USD) as a Production Bonus if average daily quantity of Contract Crude Oil for any Calendar Month is equal or less than 5,000 barrels:
2) the sum of U.S.$ 600,000 (six hundred thousand USD) as a Production Bonus If average daily quantity of Contract Crude Oil for any Calendar Month equals to or exceeds 5001 barrels but is less than 10,000 barrels,
3) the sum of U.S.$ 700,000 (seven hundred thousand USD) as a Production Bonus If average daily quantity of Contract Crude Oil for any Calendar Month equals to or exceeds 10,001 barrels but is less than 15,000 barrels,
4) the sum of U.S.$ 800,000 (eight hundred thousand USD) as a Production Bonus If average daily quantity of Contract Crude Oil for any Calendar Month equals to or exceeds 15,001 barrels but is less than 20,000 barrels,
5) the sum of U.S.$ 1 000,000 (one million USD) as a Production Bonus after average daily quantity of Contract Crude Oil for any Calendar Month exceeds 20,001 Barrels.

10.2 *TRAINING BONUS*

a) The Contractor shall pay the Training Bonus annually within thirty (30) days after beginning of each Contract Year as follow:

1) 1st year 60,000 /sixty thousand/ USD
2) 2nd year 60,000 /sixty thousand/ USD
3) 3rd year 60,000 /sixty thousand/ USD
4) 4th year 60,000 /sixty thousand/ USD
5) 5th year 60,000 /sixty thousand/ USD

10.3 *LAND SURFACE RENTAL FEE*

a) The Contractor shall pay to the Government the Land Surface rental fee for the area within the Contract Area as prescribed in the Petroleum Law of Mongolia.

Contractor shall pay the following annual surface rentals:

i. For Contract Area during the First phase of the exploration work per square kilometre (excluding Development Areas)	1.00 USD
ii. For Contract Area during the Second phase of the exploration work per square kilometre (excluding Development Areas)	2.00 USD
iii. For Contract Area during the Third phase of the exploration work per square kilometre (excluding Development Areas)	4.00 USD

iv. For Contract Area during the extension terms of the exploration work per square kilometer extended by the Government of Mongolia (excluding Development Areas) 10.00 USD

v) For the Development Area, per square kilometre 50.00 USD

b) The Contractor shall pay such pledge fees within sixty (60) days from the Effective Date and shall pay such pledge fees annually within thirty (60) days after beginning of each Contract Year. The Government Representative shall submit the Contractor the evidence that the payment has been made. The Land Surface Rental shall not be recovered.

10.4 *ADMINISTRATIVE SERVICE FEES*

The Contractor shall pay to the Government the administrative service fees as prescribed in the Petroleum Law and/or other applicable Laws. Fees for Term of Exploration, Application for Contract Area, Application for Development Area, Term of Development Operations and other Petroleum Operations related activities shall be included as such fees.

Contractor shall pay the following Administrative Services Fees:

a)	For each Contract Area Application	10.000 USD
b)	For each extension of exploration term	25.000 USD
c)	For each extension of exploration term by the decision of the Government of Mongolia	100.000 USD
d)	Development Area permission	50.000 USD
d)	For each change or adjustment in the Development Area	25.000 USD
e)	For each extension of Development term	100.000 USD
f)	For each application to transfer any rights and obligations for Petroleum Operations	100.000 USD

10.5 *ENVIRONMENTAL RECOVERY*

The Contractor shall perform following amount of work for environmental recovery:

1/ First year	USD 20,000
2/ Second year	USD 20,000
3/ Third year	USD 60,000
4/ Forth year	USD 60,000
5/ Fifth year	USD 90,000

ARTICLE XI. MEASUREMENTS

11.1 *PRODUCTION SHARING MEASUREMENTS*

a) Measurements made for the purpose of determining the quantities of Contract Crude Oil as to be allocated between the parties hereto ("Production Sharing Measurements") shall be made in accordance with generally accepted methods used in the international petroleum industry, it being mutually agreed, however, that other measurements may be made for other purposes (including meters to test or estimate production rates of individual wells) and will not necessarily conform to the same standards as the Production Sharing Measurements.

b) Abovementioned measurement instruments and methodology shall be approved by the Mongolian authorized organizations.

c) Such Production Sharing Measurements shall be made at the measurement point.

d) It is understood and agreed that neither the Contractor nor the Government Representative shall have the right to take and dispose of its share of Contract Crude Oil until after the Production Sharing Measurements provided for in this Article XI have been made.

11.2 *CORRECTIONS OF MEASUREMENTS*

a) If the Contractor intends to adjust, repair or replace any appliance used for Production Sharing Measurements, the Contractor shall give notice to the Government Representative and enable the Government Representative to observe such operation.

b) The Government Representative shall be entitled to observe any Production Sharing Measurement at any time and to conduct tests to determine the accuracy thereof. If any such testing reveals that such measurements are not in accordance with generally accepted methods used in the international petroleum industry, the Government Representative may request the Contractor to take appropriate remedial action. If the Contractor has not commenced and diligently continued remedial action within thirty (30) days following such request, or it has been commenced but with hold up, the Government Representative may stop production, cause the measurements to be corrected by authorized third parties and recover the costs thereof from the Contractor.

c) In the event a measuring error is discovered, the Contractor shall use all reasonable efforts to determine the correct production figures for the period during which there was a measuring error and correct previously used readings. The Contractor shall submit for the MRPAM's approval a report on the corrections carried out. If it proves impossible to determine when the measuring error first occurred, the commencement of the error shall be deemed to be that point in time halfway between the date of the last previous test and the date on which the existence of the measuring error was first discovered.

11.3 *MEASUREMENT RECORDS*

The Contractor shall submit to the Government Representative a copy of records of produced Contract Crude Oil and Production Sharing Measurements for every measurement, and maintain those records for a period of at least five (5) years from the date thereof and the Government Representative shall have access thereto at all reasonable times. The Contractor is obliged to provide access to the Government Representative.

ARTICLE XII. EXPLORATION, PRODUCTION AND TECHNICAL DATA

12.1 *TITLE OF TECHNICAL DATA*

Both Parties shall have title to Contractor's all original data resulting from the Petroleum Operations program, budget and research results including but not limited to geological, geophysical, petrophysical, geochemical, hydrological all well completion reports, drilling, petrologic, completion status reports and all other original data, geographical maps, geodesy that Contractor may compile during the term hereof, provided, however, that such data shall not be disclosed to third parties without a written approval of the other party.

12.2 *GENERAL ACTIVITIES RECORDS*

In respect with negotiated forms with the MRPAM, the Contractor shall maintain technical records of its Petroleum Operations including but not limited to exploration, development, production and refining operations in accordance with generally accepted practices in the international petroleum industry. Such records shall be in the English language. The Contractor shall provide all such documents and reports to the Government Representative on a monthly, quarterly and yearly basis.

12.3 *GEOPHYSICAL DATA*

The Contractor shall keep the original geophysics data and shall give one copy to Government Representative in accordance with Government Representative's verified Regulation.

12.4 *EXPLORATION, PETROPHYSIC, LABORATORY STUDIES, PRODUCTION AND PRODUCTION TEST DATA*

The Contractor shall prepare such data as generally accepted methods used in the international petroleum industry and submit interpretation reports and data in type of digital and papers to the Government Representative.
Subject to the Government Representative's consent, for the purpose of petrophysics, testing and laboratory analysis the Contractor shall have the right to take and remove from Mongolia samples of cores /sample duplicate/, well cuttings /sample duplicate/, Petroleum and rocks. The Contractor may dispose of such samples unless the Government Representative requests to return such samples within one (1) year following the above consent. The Contractor shall submit testing service work, testing production reports of wells and data within thirty (30) days.

12.5 *REPORTS ON PROCESSED DATA, EXPLORATION RESULTS AND PETROLEUM RESERVES*

The Contractor shall provide to the Government Representative the petroleum exploration's processed data, resource estimation, and appraisal reports in accordance to the rules and regulations adopted by the Government Representative.

12.6 *RECORDS OF DEVELOPMENT AND PRODUCTION OPERATIONS*

The Contractor shall maintain records showing quantities of Petroleum produced from each well and shall provide to the Government Representative such data and reports as outlined in the Rules adopted by Government Representative.

12.7 *DATA OF AUTOMOBILES, TECHNIQUES, EQUIPMENTS AND CONSTRUCTIONS*

a) For purpose of Petroleum Operations, the Contractor shall submit to the MRPAM the technical documents, designing drawings and other related information of automobiles, techniques, and equipments for importing before entering into Mongolia.
b) Engineering facilities and structures shall be constructed in accordance with related Mongolian laws and regulations. Designing drawings of such constructions shall be submitted to MRPAM before beginning of constructions, and other related documents before commissioning.

12.8 JOINT COMMITTEE

Upon commencement of the Development Period, the Contractor and the Government Representative shall form a joint committee to review data and the production activities of all productive reservoirs, and co-ordinate administrative matters between the Government Representative and the Contractor.

12.9 *OTHER MINERALS*

The Contractor shall report within 15 days to the Government Representative the presence of potentially commercial accumulations of minerals, which are not associated with Petroleum but are encountered and recognized by the Contractor while conducting Petroleum Operations within the Contract Area. Such minerals shall remain the state property of Mongolia.

12.10 *CONFIDENTIALITY*

The parties hereto shall maintain all documents and reports referred to in this Article XII as confidential and shall not divulge it to any third party without the consent of the other party hereto. The foregoing confidentiality obligation shall not apply to:

1) disclosure by either party hereto to its employees, Affiliates, consultants, prospective assignees, prospective lenders or Subcontractors to the extent required for the conduct of Petroleum Operations; or
2) disclosure by either party hereto to the extent required to comply with applicable Laws, or the rules or regulations of any stock exchange on which a party's, or its Affiliate's, shares are listed.
3) Contractor shall inform to the MRPAM about potential investor. The potential investor shall certify to keep information in confidential.

ARTICLE XIII
ACCOUNTING DATA

13.1 *BOOKS OF ACCOUNT*

The Contractor shall maintain books of account in respect of Petroleum Operations in accordance with the Accounting Law of Mongolia, Accounting Procedures attached as Annex D

and other applicable laws in Mongolian language and it can be in English language and in United States Dollars with generally accepted accounting procedures as practiced in the international petroleum industry.

13.2 *ACCOUNTING REPORTS*

The Contractor shall provide accounting reports, statements and other information to the Government Representative in accordance with the Accounting Procedure attached as Annex D. After the Contractor opens an office in Mongolia, the Contractor shall maintain copies of such accounting reports, statements and other information at that office, and the Government Representative shall have access thereto at any time it desires.

13.3 *FINANCIAL INSPECTIONS*

a) The Government Representative shall be entitled to have inspection of financial accounts, financial reports, inventory and goods, voucher, salary payment, invoice, a contract directly and indirectly related to this contract, sub-contractor's contract, other agreements, and all documents related to Petroleum Operations in every year. Also, the Government Representative has right to have inspection in sites, in Mongolia and abroad, related to Petroleum Operation, facilities, storages and offices, and to meet relative person necessary times with considerable reason.
b) All documents shall be saved for 5 (five) years since its origin, or for the required period as stated in Law and has to be ready to be inspected.
c) Cost related to conducting of such inspection shall be born by the Contractor.

ARTICLE XIV. GOVERNMENTAL ASSISTANCE

14.1 *GENERAL ASSISTANCE*

The parties hereto recognize that Contractor may require assistance from Government Representative to conduct Petroleum Operations and to accomplish the objectives of this Contract. Accordingly, and for the purpose of accomplishing the objectives of this Contract for the mutual benefit of Mongolia and Contractor, the Government Representative shall assist Contractor to the extent reasonably possible to enable Contractor to fulfill its obligations and exercise its rights. The Government Representative shall assign one or more of his representatives to assist the Contractor.

14.2 *OTHER ASSISTANCE*

The Government Representative may otherwise assist and expedite the Contractor's execution of the Petroleum Operations by providing facilities, supplies and personnel, supplying or otherwise making available all necessary visas, work permits, transportation, security protection and rights of way and easements as may be requested by the Contractor and made available from the resources under the Government Representative's control. In the event such facilities, supplies or personnel are not readily available, then the Government Representative may secure the use of such facilities, supplies and personnel from alternative sources. Expenses thus incurred by the Government Representative at the Contractors' request shall be reimbursed to the Government Representative by the Contractor. The Contractor shall consider the

reimbursement as an Operating Cost. Such reimbursements shall be made in U.S. dollars computed at the rate of exchange at the time of conversion.

14.3 CONTRIBUTION TO REPRESENTATIVE OFFICE/GOVERNMENTAL ASSISTANCE CONTRIBITION

For operation of Representative Office from MRPAM within Contract Area, the Contractor shall pay to the MRPAM the sum of 100,000 USD (one hundred thousand) annually within 30 (thirty) days from the beginning of each Contract year.

14.4 LOCAL ASSISTANCE CONTRIBUTION

The Contractor shall pay to the local authorities within contract area the sum of 50,000 (fifty thousand) USD within 30 (thirty) days from the beginning of each Contract year as Local Assistance Contribution.

ARTICLE XV. USE AND OWNERSHIP OF PROPERTY

15.1 *EQUIPMENT AND FACILITIES*

Upon the termination of this Contract, the Contractor's imported equipment, facilities, real estate and supplies used for Petroleum Operations shall become the state property of the Government of Mongolia at no additional cost at the time when cost of such equipment, facilities and supplies have been recovered by Contractor.
It is understood that this paragraph 1 of Article XV shall not apply to any item that is leased by the Contractor from any other party, including Affiliates.

15.2 *TITLE TO PETROLEUM*

Title to Contract Crude Oil to which the Contractor is entitled under Article VIII shall pass to the Contractor at the points at which the Production Sharing Measurements thereof are made.

15.3 *TRANSFER THE RIGHT*

The Contractor shall transfer its rights and obligations under the Production Sharing Contract by resolution of the Government of Mongolia.

ARTICLE XVI. TAX

Contractor's tax, fee and payments in respect with Petroleum Operations shall be regulated through any applicable Mongolian laws, or any other legal acts, whether now existing or hereafter enacted. But contractor shall not be obliged to pay any other payments not regulated by any applicable Mongolian laws and this Contract.

ARTICLE XVII. EXCHANGE RIGHTS

17.1 *FOREIGN CURRENCIES*

Purchase or sale of foreign currencies shall be transacted at the daily prevailing rates as quoted by the Mongol Bank.

17.2 *FOREIGN BANK ACCOUNTS*

The Contractor is hereby authorized to open accounts, make transactions in outside or inside of Mongolia, and to retain abroad and freely dispose of any funds in such accounts.

17.3 *EXCHANGE RIGHTS*

The Contractor is hereby granted the following exchange rights:

a) To provide in freely convertible foreign currencies all funds needed to conduct Petroleum Operations and to convert such currencies to Mongolian currency through any bank of Mongolia at the exchange rate prescribed in paragraph 1 of Article XVII;
b) To hold and freely dispose of any funds held outside of Mongolia;
c) To retain abroad and freely dispose of all proceeds received outside of Mongolia from the export, sale or exchange of its share of Contract Crude oil;
d) To repatriate abroad and freely dispose of all proceeds received within Mongolia from the sale, exchange or export of its share of Contract Crude oil;
e) To maintain an account in a bank in Mongolia chosen by the Contractor which can be disbursed for the purpose of making payments to the Government Representative or the Government of Mongolia hereunder, or making other payments required for Petroleum Operations.

17.4 *PAYMENTS UNDER THIS CONTRACT*

The Contractor shall make the payments stated in this Contract in USD.

ARTICLE XVIII. MONGOLIAN SUBCONTRACTORS, MATERIALS AND EMPLOYEES

18.1 SELECTING MONGOLIAN SUBCONTRACTORS, MATERIALS AND EMPLOYEES

The Contractor and its Subcontractors shall:

a) Should give preference to Mongolian subcontractors in respect of Mongolian national or business entity's proposed price, professional capabilities and performances are satisfying the requirements set by the Contractor. The Contractor shall inform and negotiate about subcontractors prior to conclusion of contracts with subcontractors.

b) give preference to material, equipment, machinery and consumables manufactured in Mongolia so long as their prices, qualities and times of delivery are comparable to internationally available materials, equipment, machinery and consumables; and

c) give preference in employment to Mongolian nationals provided they are suitably qualified and provided. The Contractor has the right to employ its foreign personnel in special professional vacancies and key positions upon the approval of the authorized organization within the quota approved by the Government of Mongolia. It is recognized that the Contractor may require the assistance of the Government Representative in order to identify any such prospective Mongolian Subcontractors, locally manufactured items, and Mongolian employees, and that the Contractor's obligations under this Article XVIII are accordingly conditioned upon the Contractor's having timely knowledge thereof. The Contractor shall pay disability allowances in accordance with the Laws of Mongolia to those Mongolian national employees who may temporarily or permanently lose their ability to work as a result of an accident while performing their duties under this Contract.

ARTICLE XIX. EMERGENCIES

19.1 *EMERGENCIES IN PETROLEUM OPERATIONS*

The Contractor may take all actions it deems necessary to meet any emergency. The Contractor shall promptly notify the Government Representative of any such emergency.

19.2 *NATIONAL EMERGENCY*

a) In case of national emergency, the Government of Mongolia may requisite with compensation all or part of Contractor's share of the Petroleum from the Contract Area and may require Contractor to increase production of Petroleum to the maximum safe level of production. The maximum level of production shall be determined through negotiation by the Parties.

b) No such requisition shall be affected except after providing to the Contractor an opportunity to express its views in respect of such requisition.

c) Any requisition of Petroleum reserves, or of any related facilities, shall be effected in accordance with the applicable Laws of Mongolia, duly notified to the Contractor, until such national emergency is ceased.

ARTICLE XX. FORCE MAJEURE

20.1 "Force Majeure" within the meaning of this Article XX shall include fire, epidemics, unavoidable accidents, declared and undeclared war, strikes, lockouts and other disturbances, floods, storms, earthquakes and other natural disturbances, insurrections or riots.

20.2 If the Contractor is prevented or delayed by Force Majeure from performing any obligation, from meeting any condition, or from exercising any right hereunder, an amount of time equal to the period or periods, plus a reasonable period to prepare for the resumption or initiation of the actions so prevented or delayed, could be added to any time provided for or otherwise allowed therefore hereunder upon the approval of Government of Mongolia, and to the applicable Exploration Period and/or Development Period.

20.3 If the quantity of Petroleum being produced, or which could be produced, from one or more Commercial Discoveries is interrupted or otherwise limited by Force Majeure, then the Development Period applicable thereto shall be extended beyond the period provided in Article

V until the quantities that could have been produced and saved there from at capacity have been made up. The term "capacity" for purposes of this provision means the total quantity of Petroleum that the wells then existing on such Commercial Discovery or Discoveries could have produced under production plan in accordance with generally accepted practices of the international petroleum industry had the interruption of Development Operations is not occurred. Within ninety (90) days following each Calendar Year, the Contractor will notify the Government Representative of the cumulative quantities of Petroleum, which are to be made up as herein provided.

20.4 The Contractor shall submit the Government Representative the evidence proved by the authorized organization within (30) days from the date of such Force Majeure stated in Article XX has been occurred.

ARTICLE XXI. CANCELLATION

21.1 If the Effective Date does not occur within one hundred eighty (180) days following the date on which the parties execute this Contract, the Contractor may notify the Government authorized representative MRPAM that this Contract is cancelled.

21.2 If the Contractor fails to commence Exploration Operations within one hundred twenty (120) days following the Effective Date, the MRPAM shall cancel Contract.

21.3 The Government of Mongolia shall have the right to cancel this Contract through its own Representative's suggestion if the Contractor knowingly breaks this Contract or commits a material breach and if the Contractor fails to remedy or commence to remedy such breach within the time hereinafter provided, and if the Contractor fails to commence program and budgeted work to implement this Contract.

21.4 If the Government of Mongolia determines to exercise its rights under paragraph 2 of Articles XXI or paragraph 3 of Article XXI, the Government Representative shall give the Contractor written notice. If within thirty (30) days from such notice the Contractor shall not have remedied such breach, and if the Contractor shall not have been delayed or prevented there from because of Force Majeure, the Government Representative may thereafter issue a decree to cancel this Contract subject to the right of the Contractor to invoke the arbitration provisions of Article XXII. The Contractor in the event of cancellation shall pay to the MRPAM for failed budgeted work fees for the Contract Year.

21.5 Following cancellation of this Contract, the Contractor shall have the right to remove from Mongolia all movable property (other than described in paragraph 1 of Article 15) used in respect of Petroleum Operations, which is leased or otherwise not wholly owned by the Contractor.

21.6 The Contractor shall be entitled to cancel this Contract on below-mentioned cases and shall notify the Government Representative before (90) days outlining the cancellation;

a) not to be discovered economical reserves of petroleum on the Contract Area

b) the production period is terminated

ARTICLE XXII. ARBITRATION AND LIABILITIES

22.1 Any dispute arising between the parties hereto in respect of this Contract (including its execution, interpretation, application, cancellation, expiration or extension) which is not settled amicably shall be finally settled by arbitration of Mongolia.

22.2 Unless this Contract provides otherwise, any property dispute arising out of or in the course of petroleum operations shall be settled by Mongolian Courts in accordance with the laws of Mongolia.

22.3 Upon request of the parties concerned, any dispute related to this Contract, such as modification of its terms or its cancellation may be settled in accordance with the UNICITRAL Arbitration Rules.

22.4 If any person conducts petroleum operations arbitrarily or without permission, an authorized organization of Mongolia shall confiscate in favour of the State the equipment used in those operations, the property, the petroleum produced and income of the person involved. If those operations are of a criminal nature, the matter shall be subject to the judicial organization of Mongolia.

22.5 If Contracting parts undertake any operations in breach of the provisions of the Petroleum Law of Mongolia or other relevant laws of Mongolia, and such breaches result in losses to an entity, organizations or individuals, the Contractor shall be liable in accordance with the laws of Mongolia.

22.6 Any losses resulting from a breach of contractual obligations by the Contracting parts shall be recovered from the offending party.

22.7 In case of selecting subcontractors for carrying out certain portions of the Petroleum Operations, the Contractor shall be responsible to the Government of Mongolia for any losses occurred from subcontractor operations.

ARTICLE XXIII. NOTICES

23.1 Written notices to the Contractor are effective if:

a) given by telefax to the Contractor's headquarters office designated in paragraph 3 of Article XXIII or, after the Contractor opens an office in Mongolia, given to such office, if receipt thereof is acknowledged by answer back or is confirmed as received by the transmitting facsimile machine; or

b) given by courier with acknowledged receipt or by delivery of such notice in person to the Contractor Representative, if the Contractor Representative or one of his authorized representatives has acknowledged receipt and the copy of such notice given by telefax to the Contractor's headquarters office designated in paragraph 3 of Article XXIII.

23.2 Written notices to the Government Representative are effective if:

a) given by telefax to the Government Representative's office designated in paragraph 3 of Article XXIII, if receipt thereof is acknowledged by answer back or is confirmed as received by the transmitting facsimile machine; or

b) given by courier with acknowledged receipt or by delivery of such notice in person to the Government Representative, if the Government Representative or one of his authorized representatives has acknowledged receipt thereof.

23.3 Written notices provided for in paragraph 1of Article XXIII Article and paragraph 2 of Article XXIII above shall be addressed and sent out as follows:

a. <u>The Government Representative:</u>
Mineral Resources and Petroleum Authority of Mongolia
211238 Ulaanbaatar, Chingeltei district
Barilgachdiin talbai 3,
Tel: (976-11)-631208,Fax: (976-11)-631239
E-mail:mrpam@magicnet.mn
Ulaanbaatar, MONGOLIA

Attention: Mr. L. Bold, Chairman

b. <u>The Contractor Representative:</u>
DWM PETROLEUM AG
Bahnhofstr. 9
CH-6341 Baar,
Switzerland
Tel: 0041-(0)1-7181030
Fax: 0041-(0)1-7181039
E-Mail: info@dwm-ag.com
Attention: Mr. Thomas Flottmann

23.4 The address at which any party may receive a notice may be changed by thirty (30) days notice given to the other party.

23.5 No refusal or inability of either party hereto to receive an attempted notice hereunder shall in any way diminish or prejudice any rights of the other party hereto.

ARTICLE XXIV. INSURANCE

24.1 As to all operations performed by the Contractor under this Contract, the Contractor shall secure and maintain insurances in accordance with applicable Laws of Mongolia.

24.2 The Contractor shall require that its Subcontractors procure similar insurances to those required to be procured by the Contractor and such additional insurances as the Contractor shall deem appropriate, all to be evidenced by Certificates of Insurance.

24.3 Any insurance taken out by the Contractor and Subcontractors in respect of the Petroleum Operations pursuant to this Contract shall be effected with a Mongolian insurance company.

24.4 Should a Mongolian insurance company be unable or unwilling to provide any of all such insurances, the Contractor may obtain the Government Representative's agreement to make alternative arrangements.

24.5 The losses and expenses, in accordance with the contract concluded between an insurance organization and the Contractor, shall be resolve by the Insurance Law and insurance Contracts.

ARTICLE XXV. GENERAL

25.1 *ANNEXES*

Annexes A, B. C and D are hereby made a part of this Contract, and shall be considered as having equal force with the provisions hereof.

25.2 LEGISLATION

This Contract is in accordance with Mongolian Legislation.

25.3 *GOOD FAITH*

The parties hereto base their relations in respect of this Contract on the principles of goodwill and good faith and shall accordingly cooperate to achieve the mutual objectives hereof and to resolve amicably any misunderstandings or disputes that may arise, and no consent or other approval required hereunder shall be unreasonably withheld or delayed.

25.4 *LANGUAGE*

This Contract is written in Mongolian and English languages. The Mongolian and English versions are identical in terms of content and principles. In case of dispute between both Parties the Mongolian version shall prevail.

25.5 *ENTRY INTO FORCE AND ADOPTING CHANGES IN THE CONTRACT*

1. This Contract shall come into force on the day it is ratified by the Government of Mongolia. This is the Effective date of the Contract.
2. Parties could make changes in the Contract, and any changes in the Contract shall be adopted after the ratification by the Government.

ON THE BEHALF OF THE MINERAL RESOURCES AND PETROLEUM AUTHORITY OF MONGOLIA	ON THE BEHALF OF THE DWM PETROLEUM AG
L. BOLD CHAIRMAN	ALEXANDER BECKER

ll

ANNEX A

TO THAT CERTAIN
PRODUCTION SHARING CONTRACT
between
THE MINERAL RESOURCES AND PETROLEUM AUTHORITY OF MONGOLIA
and
"DWM PETROLEUM AG"
FOR CONTRACT AREA - XIV

This annex "A" is attached to and made an integral part of the Production Sharing Contract between the Mineral Resources and Petroleum Authority of Mongolia and "DWM Petroleum AG", dated _____ __.2008

MAP OF CONTRACT AREA


2
3
1
7
6
8
Zuunbayan -XIV
5
4
САЙНШАНД
ӨРГӨН
ЭРДЭНЭ


PETROLEUM EXPLORATION BLOCKS
II
III
IV
V
VI
VII
VIII
IX
X north
X south
XI
XII
XIV
XV
XVI
XVII
XVIII
XX
XXIV
500 kms
Area of Production Sharing Contracts other company
Open blocks
Area of this Production Sharing Contracts

ANNEX B

TO THAT CERTAIN
PRODUCTION SHARING CONTRACT
between
THE MINERAL RESOURCES AND PETROLEUM AUTHORITY OF MONGOLIA
and
"DWM PETROLEUM AG"
. FOR CONTRACT AREA XIV

This annex "B" is attached to and made an integral part of the Production Sharing Contract between the Mineral Resources and Petroleum Authority of Mongolia and "DWM Petroleum AG", dated _____ __.2008

DESCRIPTION OF CONTRACT AREA

1. Contract Area name: Zuunbayan - XIV
2. Contract Area size:: 8731 sq.km
3. Coordinates:

Number	Longitude	Latitude
1	109°29'59"	44°40'00"
2	109°29'59"	45°00'00"
3	111°42'00"	45°00'00"
4	111°16'00"	44°20'00"
5	110°25'00"	44°20'00"
6	110°25'00"	44°45'00"
7	110°05'00"	44°45'00"
8	110°05'00"	44°40'00"

ANNEX C
TO THAT CERTAIN
PRODUCTION SHARING CONTRACT
between
THE MINERAL RESOURCES AND PETROLEUM AUTHORITY OF MONGOLIA
and
DWM PETROLEUM AG

FOR CONTRACT AREA XIV

This annex "C" is attached to and made an integral part of the Production Sharing Contract between the Mineral Resources and Petroleum Authority of Mongolia and DWM Pertoleum AG dated ..., 200...

MINIMUM WORK OBLIGATIONS

Period	Contract Year	THE WORK PLAN	Cost	The year Investment
I	1	Collection and processing of geological data	150,000	625,000
		Reconnaissance of work of the block, 4000 km	40,000	
		Geological Mapping 500 sq.km	50,000	
		Geological Mapping 100 sq.km	30,000	
		Geologic structural sections 400 km	140,000	
		Lithologic-stratigraphical sections 1900m	95,000	
		Paleontolic stratigraphical works	40,000	
		Sampling 300	15,000	
		Laboratory analytical works	35,000	
		Data Processing	30,000	
II	2	Geological Mapping 850sq.km	85,000	825,000
		Geological Mapping 400 sq.km	120,000	
		Lithologic-stratigraphical sections 3200m	160,000	
		Paleontolic stratigraphical works	80,000	
		Sampling 800	40,000	
		Laboratory analytical works	75,000	
		Data Processing	55,000	
	3	Data Processing	15,000	1,740,000
		Topographic geodesic works	50,000	
		Exploration seismology 2D, 200 km	1,600,000	
		Exploration seismology 3D, 5 km	75,000	
III	4	Data Processing	40,000	4,360,000
		Topographic geodesic works	20,000	
		Exploration seismology 2D, 100 km	800,000	
		Exploration seismology 3D, 20 km	300,000	
		Preparation to drilling, well 1	30,000	
		Well Drilling, 1 well	2,870,000	
		Log survey, 1 well	300,000	

III	5	Data Processing	50,000	6,900,000
		Preparation to drilling, well 2	60,000	
		Well Drilling, 2 well	5,740,000	
		Log survey, 1 well	600,000	
		Well test, 3 well	450,000	
		TOTAL		**14,450,000**

ANNEX D

TO THAT CERTAIN PRODUCTION SHARING CONTRACT between THE MINERAL RESOURCES AND PETROLEUM AUTHORITY OF MONGOLIA and DWM PETROLEUM AG

FOR CONTRACT AREA XIV

ACCOUNTING PROCEDURE

ARTICLE I
GENERAL PROVISIONS

1. *DEFINITIONS*

Definitions contained in Article II of the Production Sharing Contract dated ……., 200… shall apply to this Accounting Procedure and have the same meaning.

2. *PURPOSE OF THIS ACCOUNTING PROCEDURE AND PRECEDENCE OF DOCUMENTS*

The purpose of this Accounting Procedure is to establish fair and equitable methods for determining costs and expenses and inventories under the Contract. If any of such methods prove unfair or inequitable to the MRPAM or to Contractor, the MRPAM and Contractor shall meet and in good faith endeavour to agree on changes thereof.

In the event of any inconsistency or conflict between the provisions of this Accounting Procedure and the provisions of the Contract, shall follow common procedures accepted in international petroleum industry.

3. *STATEMENTS OF ACTIVITY*

a) During the Exploration Period, Contractor shall supply following statements to the MRPAM within thirty (30) days from the end of each Calendar Quarter:

1) detailed accounting statement and list of costs and expenses and work performed during Calendar Quarter in question;
2) a statement of expenditure and receipts;

b) During the Development Period, Contractor shall supply following statements to the MRPAM within thirty (30) days from the end of each Calendar Quarter:

1) a production statement;
2) a value of production statement;
3) a cost recovery statement in every costs;

4) a statement of expenditure and receipts;
5) a profit oil and lifting's statement;
6) a detailed accounting statement and list of costs and expenses and work performed during Calendar Quarter in question;

A summary of the above mentioned statements will be processed on a cumulative basis. These statements shall be in accordance with this Accounting Procedure. A summary of these statements shall be provided on a yearly basis, within sixty (60) days from the end of each Calendar Year.

4. *FINANCIAL INSPECTIONS*

a) For the purposes of financial inspections in accordance with the Article XIII of the Contract, the Government Representative have rights to examine and confirm in every year all charges and credits relating to the Petroleum Operations such as books of account, accounting entries, material records and inventories, vouchers, payrolls, invoices, contracts and sub-contracts of any kind related directly or indirectly to the Contract and any other documents, correspondence and records of Contractor necessary to inspect and confirm charges and credits. Furthermore, the inspectors shall have the right in connection with such to visit and inspect at reasonable times and on reasonable notice all sites, plants, facilities, warehouses and offices of Contractor in Mongolia or elsewhere serving the Petroleum Operations, including visiting personnel associated with those operations.
b) All documents must be maintained and made available for inspection and audit for five (5) years following their date of issue or such longer period as may be required under any legislation applicable.

5. *CURRENCY EXCHANGE*

Contractor's books for Petroleum Operations shall be kept in United States Dollars. All U.S. Dollar expenditures shall be charged in the amount expended. All expenditures in Mongolian currency shall be converted into U.S. Dollars in conformity with Article XVII of the Contract, and all other non-U.S. Dollar expenditures shall be converted into U.S. Dollars at the cost of purchase of that currency if such currency was purchased from one of Contractor's U.S. Dollars accounts and, in any other event, at the then prevailing rate of exchange as quoted by the Mongol Bank.

A record shall be kept of the exchange rates used in translating Mongolian currency or other non-U.S. Dollar expenditures to U.S. Dollars.

6. *BOOKS*

Contractor shall keep its books in English, using appropriate accounting method. The books shall be kept in accordance with the Laws and regulations of Mongolia and generally accepted accounting principles prevailing in the international petroleum industry.

7. *REVISION OF ACCOUNTING PROCEDURE*

By mutual written agreement between MRPAM and Contractor, this Accounting Procedure may be revised from time to time in the light of future arrangements.

8. *DETAILED OUTLINE OF ACCOUNTING SYSTEM*

Within ninety (90) days after the Effective Date, Contractor shall present to and discuss with MRPAM a proposed outline of a chart of accounts, detailed classifications of costs, detailed nature of cost centres to be used, operating records and reports to be established in accordance with the Contract and this Accounting Procedure. Such outline shall be in accordance with generally accepted accounting systems, normal practices in the international petroleum industry and the Laws and regulations of Mongolia. Following such discussions, after Government Representative's approval Contractor shall prepare and provide MRPAM with formal copies of the comprehensive charts of accounts and the manuals to be used.

ARTICLE II
EXPENDITURES AND RECEIPTS

1. *EXPENDITURES FOR RECOVERING*

Contractor shall bear and directly pay the following costs and expenses, which costs and expenses shall be classified and recovered by Contractor in accordance with Article IV of the Contract.

a) Surface Rights

It is understood that Contractor shall bear expenses in respect with surface rights only for those areas required by Contractor for installations and operations forming part of Petroleum Operations.

b) Labor

1) Gross salaries and wages including cost of holiday, business trip, vacation, sickness and disability benefits applicable to such salaries and wages of Contractor's employees in Mongolia.
2) Cost of living and housing allowances and other customary allowances of Contractor's non-Mongolian employees assigned to work in Mongolia.
3) Cost of expenditures or made pursuant to law or assessments imposed by governmental authorities which are applicable to Contractor's employee's salaries and wages.

c) Employee Benefits
Costs applicable to life insurance, social security, pension and retirement for Contractor's Mongolian and non-Mongolian employees working in Mongolia.
A severance pay for Mongolia and non-Mongolian employees shall be in the same line and it shall be regulated by Labor Law of Mongolia.

d) Material, Equipment and Supplies
Material, equipment and supplies purchased, rented or furnished as such by Contractor.
1) Purchased

Material, equipment and supplies purchased shall be at the price paid by Contractor or after deduction of all discounts actually received according to the valuation principles established in Paragraph 3.1 of Article II of this accounting procedure.

2) Material Furnished by Contractor or an Affiliate
Material, equipment and supplies required for operations shall be purchased directly business entities and individuals of Mongolia, except that Contractor may furnish such material, equipment and supplies from its stocks or the stocks of an Affiliate, provided that the cost of such item shall not materially exceed the cost of a similar item purchased from third parties under similar conditions of insurance and delivery. The value of such material, equipment and supplies shall be established according to the provisions in Paragraph 3.2 of Article II of this accounting procedure.

3) Warranty
Contractor does not warrant the material, equipment or supplies furnished beyond or back of the dealer's or manufacturer's quality warranty and, in case of defective material, equipment or supplies credit shall not be recorded until adjustment has been received by Contractor from the manufacturers or their agents.

4) Rentals
Materials, equipment and supplies rented shall be charged at actual cost.

e) Transportation
Transportation expenses for equipment, materials and supplies necessary for the conduct of the Petroleum Operations.

f) Services

1) The actual cost of consultants, contract services and utilities procured from third parties, provided, however, that Contractor shall obtain MRPAM's prior written approval to hire such consultants, contract services and utilities and further provided, that that such costs shall be competitive with those generally charged by international or domestic suppliers for comparable work and services.

2) Cost of services, including laboratory analysis, drafting, geophysical treatment and interpretation, geological interpretation, engineering and data processing performed by MRPAM or by Contractor or its Affiliates in facilities inside or outside Mongolia shall be in line with competitive rates currently prevailing in international petroleum industry.

Services rendered to the Petroleum Operations by Contractor or its Affiliates will be charged on the basis of costs without profits. The charges will be no higher than the normal prices charged to other Affiliates and to third parties for comparable services under similar terms and conditions elsewhere.

If necessary, certified evidence regarding the basis of prices charged, consisting of certification of the amount of such charges which are direct costs of providing the services concerned and of the amount which contribute an allocated proportion of the overheads, may be obtained from the inspectors of Contractor or its Affiliate, or, as the case may be, by MRPAM.

MRPAM reserves the right to allow for cost recovery purposes in accordance with the provision of paragraph 5 of Article II of this accounting procedure, charges for services rendered by Contractor or its Affiliates if they are higher than the average overall cost charged by petroleum companies to their Affiliates for similar services in the international petroleum industry.

g) Damages and Losses

Except as made good by insurance charged under subparagraph (h) below, all costs or expenses necessary to replace or repair damages or losses incurred by fire, flood, storm or other causes not controlled by Contractor. Contractor shall furnish the MRPAM written notice of damages or losses incurred as soon as practicable after report of the same has received by Contractor.

h) Insurance Costs

Subject to provisions of Article XXIV, premiums payable for any alternative arrangements shall be admitted for Cost Recovery.

i) Camps, Warehouses and other facilities and systems

Direct costs and expenses incurred in Mongolia in respect of maintaining and operating of field facilities such as camps, warehouses, transportation systems, communications systems, water systems and road or other facilities and systems.

j) Legal Expenses

All costs and expenses of litigation or legal services otherwise necessary or expedient for the protection of the Contract Area, Petroleum Operations and facilities, including attorney's fees and expenses and the pro rata portion of in-house counsel's salaries and expenses, together with all judgments obtained against the parties or any of them on account of the operations under the Contract and actual expenses incurred by any party or parties hereto in securing evidence for the purpose of defending against any action or claim prosecuted or urged in connection with the operations or the subject matter of the Contract. In the event actions or claims affecting the interests hereunder shall be handled by the legal staff of one or more of the parties hereto, a charge commensurate with cost of providing and furnishing such services may be made to operations.

k) Administrative expenses

1) Cost of staffing and maintaining Contractor's head office and other offices established outside of Mongolia (including shareholders) shall account not more than 5% of the annual exploration & development costs. Salaries and wages and other costs and expenses related to Contractor's employees, inspectors, officers, administrative personnel and, also, salaries and wages and other costs and expenses related to directing, advising, consulting, controlling and other services, which are not charged according to paragraph f).

2) Administrative expenses do not include the expenses specified in Paragraph b) and i), Article II of Annex D.

2. *RECEIPTS*

Receipts received by Contractor as a result of the Petroleum Operations or incidental thereto shall be credited to the respective accounts. Such receipts shall include the following transactions:

a) Claims Recovery
The proceeds of any insurance or claim in connection with the Petroleum Operations or any assets charged to the accounts.

b) Third Party Revenues
Revenues received from third parties for the use of property or assets, for the delivery of any services by Contractor or for any information or data.

c) Adjustments
Any adjustments received by Contractor from the suppliers/manufacturers or their agents in connections with defective equipment or materials, costs of which was previously charged to the accounts.

d) Refunds
Rentals, refunds or other credits received by Contractor which apply to any charge which has been made to the accounts.

e) Sale or Export of Material, Equipment and Supplies
Except as otherwise specifically provided in this Contract, in case if Contractor sells or exports or transfers to Affiliates or other entities or persons, any material, equipment and supplies, the cost of which was previously charged to the accounts, the value of such transfers shall be credited to the accounts.

3. *VALUATION OF MATERIAL, EQUIPMENT AND SUPPLIES*

Valuation of material, equipment and supplies either charged to the accounts pursuant to sub-paragraph 1(d) of this Article II or credited to the accounts pursuant to sub-paragraph 2(e) of this Article II shall be valued in accordance with the following principles:

1)Except as otherwise provided in sub-paragraph (3)(b) below, the costs of material, equipment and supplies purchased shall be in line with the international market price for goods of similar quality supplied on similar terms prevailing in the international market at the time such goods were contracted by Contractor. In case of purchasing of material, equipment and supplies the purchase price shall reflect, where applicable, trade and cash discounts, purchase and procurement fees, freight, forwarding charges, insurance, taxes, customs duties, consular fees and other items chargeable against imported material, equipment and supplies to the extent that these items have not been charged already under other sections of this Accounting Procedure.

2) Material, equipment and supplies purchased from or sold to Affiliates shall be charged at the prices specified in (a) and (b) below as follows:

(a) New Material, Equipment and Supplies (Condition A) shall be in line with the international market price for goods of similar quality supplied on similar terms prevailing in international market at the time such goods were contracted by Contractor.

(b) Used Material, Equipment and Supplies (Conditions B and C).

i) Material, equipment and supplies which are in sound and serviceable condition and are suitable for reuse without reconditioning shall be

classified as Condition B and priced at seventy-five per cent (75%) of the current price of new material, equipment and supplies defined in (a) above.

ii) Material, equipment and supplies which cannot be classified as Condition B but which:

- after reconditioning will be further serviceable for original function as good as second-hand material, equipment and supplies (Condition B); or
- are usable for original function but substantially not suitable for reconditioning, shall be classified as Condition C and priced at fifty percent (50%) of the current price of new material, equipment and supplies as defined in (a) above. The cost of reconditioning shall be charged to reconditioned material, equipment and supplies provided that the value of Condition C material, equipment and supplies plus the cost of reconditioning do not exceed the value of Condition B material, equipment and supplies.

iii) Material, equipment and supplies which cannot be classified as Condition B or C shall be priced at a value commensurate with its use.

iv) When the use of material, equipment and supplies are temporary and the service to the Petroleum Operations does not justify the reduction in price provided for in sub-paragraph ii)b)2) hereof, such material, equipment and supplies shall be priced on a basis that will result in a net charge to the accounts consistent with the value of the services rendered.

4. *COST CENTRES*

In order to provide for an efficient control of the recoverable costs under the Contract, all costs must be presented for MRPAM's review on the basis of cost centres and sub-divisions of these cost centres.

The detailed division shall be agreed upon pursuant to Paragraph 8, Article I of this Annex D. However, as a minimum the following divisions shall be established.

a) The costs shall be allocated per area in the following manner:
   i. Exploration area.
   ii. Each individual production area.
   iii. Costs related to activities outside the Contract Area, such as pipelines.
   iv. Costs that cannot be related to a certain area.

b) The costs shall be allocated per Petroleum Operation in the following manner:

   i) Exploration Operations, subdivided further into:

      1. Aerial, geological, geochemical, paleontological, topographical and other surveys.
      2. Each individual seismic survey.
      3. Each individual Exploration or Appraisal Well

      4. Infrastructure (roads, airstrips, etc.).

5. Support facilities (warehouses, etc.), including an allocation of common service costs (costs related to various Petroleum Operations).
6. An allocation of the administrative overhead and general expenses.
7. Other costs.

ii) Development Operations, sub-divided further into:

1. Aerial, geological, geochemical, geophysical and other surveys.
2. Each individual Development Well.
3. Gathering lines.
4. Field facilities.
5. Tank farms and other storage facilities for Petroleum.
6. Pipelines, trucks.
7. Infrastructure.
8. Support facilities, including an allocation of common service costs (cost related to various Petroleum Operations).
9. An allocation of the administrative overheads and general expenses.

iii) Production Operations, sub-divided in the same manner as Development Operations.

c) Costs shall be allocated to Crude Oil and Gas, where both products are being produced and saved. The allocation shall be in accordance with the following principles:

1. Where costs are exclusively related to either Crude Oil or Gas, such costs shall be allocated completely to the respective fuel.
2. Where costs can be attributed to both Crude Oil and Gas, the costs shall be allocated on the basis of a method agreed by the parties in accordance with international petroleum industry principles and practices.

5. *NON-RECOVERABLE COSTS*

The following costs shall be non-recoverable for the purpose of determining Cost Oil or Cost Recovery Gas:

a. Costs for which the records do not exist or are not correct in any material respect.
b. Costs that were not incurred within the relevant annual work program and Budget or authority for expenditure, or are of a category not permitted by this Contract.
c. Costs in excess of those in line with the international market price for goods or services of similar quality supplied on similar terms prevailing in the international market at the time such goods or services were obtained or ordered by Contractor except costs incurred in cases of emergency.
d. Charges for goods and services, which are not in accordance with the relevant Contract, as may be amended, with the sub-Contractor or supplier.
e. Where the condition of the materials is not in line with their prices in accordance with paragraph c. above, excess costs related to such discrepancy.
f. Any costs not reasonably required for the Petroleum Operations, including transportation and all other costs attributable to activities after the point of delivery of Petroleum to the buyer.

g. Income taxes incurred outside and inside Mongolia and other taxes incurred outside of Mongolia.
h. Bonuses and other payments paid under Article 10 of the Contract.
i. Costs of arbitration and expert determination pursuant to Article XXII of the Contract, unless the arbitrators or experts otherwise decide.
j. Fines and penalties imposed by courts or other authorized institutions or Laws of Mongolia.
k. Donations, contributions and service, unless approved in written by MRPAM.
l. Expenditures on research into and development of new equipment, materials and techniques for use in searching for, developing and producing Petroleum.
m. Land surface rental.
n. Costs related with implementation of provision "c" and "d" of Article 7 of the Production Sharing Contract
o. Costs related with loan interest
p. Contribution to representative office
q. Local assistance contribution
r. Costs for work and services performed in the Contract Area if related such data, reports, documents and materials were not submitted to MRPAM.

ARTICLE III
INVENTORIES AND INVENTORY STATEMENTS

1. *PERIODIC INVENTORIES, NOTICE AND REPRESENTATION*

At reasonable intervals as agreed upon by MRPAM and Contractor inventories shall be taken by Contractor of the operations material, which shall include all such material, physical assets and construction projects.

Written notice of intention to take inventory shall be given by Contractor to MRPAM at least thirty (30) days before any inventory is to begin so that MRPAM and may be represented when any inventory is taken. Contractor shall take the inventory at least once per year and upon the termination of the Contract.

2. *RECONCILIATION AND ADJUSTMENT OF INVENTORIES*

Reconciliation of inventory shall be made by MRPAM and Contractor and a list of shortages and overages shall be jointly determined and the inventory adjusted by Contractor.

3. *INVENTORY STATEMENT*

a) Contractor shall maintain detailed records of property in use for the Petroleum Operations in accordance with normal international petroleum industry accounting practices.
b) On a quarterly basis Contractor shall supply to MRPAM an Inventory Statement. Such Inventory Statement shall contain:
    1) The description and codes or identification of all controllable assets and materials.
    2) The amount charged to the accounts for each asset.

3) The date on which such asset was charged to the account; and
4) Whether the costs of such assets has been recovered pursuant to Article XV of the Contract.

4. *IDENTIFICATION*

To the extent possible and reasonable, in accordance with the agreed procedures under Article I.8 of this Annex D, all assets shall be identified with the respective codes or identification for easy inspection.

ARTICLE IV
MEASUREMENT OF PRODUCTION
AND PRODUCTION STATEMENT

1. The Production Statement shall be prepared in accordance with the following principles:

a) The Production Sharing Oil or Gas and Cost Oil or Cost Recovery Gas shall be determined on the basis of all Crude Oil and all Gas produced and saved from the Area as provided in Articles VIII and IX of the Contract.

b) The total volumes of Crude Oil and Gas produced and saved shall be determined on a daily basis at the shipment point in each Production Area and, where various grades of Crude Oil are being delivered at the shipment point(s), the volumes of such grades of Crude Oil shall be determined separately unless otherwise agreed by MRPAM and Contractor. The shipment point shall be the point in the Production Area where the Petroleum is being metered prior to transport by pipeline, railcar or truck from the Production Area.

c) The production of Crude Oil in barrels per day shall be determined as provided in Article VIII of the Contract. Where different grades of Crude Oil are being delivered at the Production Sharing Measurement point(s), the volumes of each grade shall be determined separately.

d) The volumes of Crude Oil shall be corrected for water and sediments and shall be determined on the basis of standard temperatures and pressures. The gravity, sulfur content and other quality indicators of the Crude Oil shall be determined and registered regularly.

e) The volumes of Gas shall be determined on the basis of standard temperatures and pressures. The energy content, sulfur content and other quality indicators of the Gas shall be determined and registered regularly.

f) The volume of Crude Oil and Gas used in the Petroleum Operations shall be measured and registered on a daily basis; such volumes being the volumes used:

I. for reinjection.
II. for recycling; and
III. for energy for the exploration, development and field operations as well as for pipeline pumping requirements.

g) The volumes of Crude Oil burned or Gas flared or vented shall be registered on a daily basis.

h) The size of the Crude Oil stocks shall be determined as a minimum at the beginning and the end of each Calendar Month.

2. Following the commencement of initial production (testing and commercial) from the Contract Area, Contractor shall submit a monthly Production Statement showing the following information for each Production Area:
   a) The quantity of Crude Oil produced and saved.
   b) The quantity of Gas produced and saved.
   c) The quantities of Petroleum used for the purposes of carrying on drilling and production operations and pumping to field storage.
   d) The quantities of Gas flared.
   e) The size of Petroleum stocks held at the beginning of the month.
   f) The size of Petroleum stocks held at the end of the month.
   g) The quantity of sold Crude Oil.

ARTICLE V
VALUE OF PRODUCTION STATEMENT

1. Contractor shall prepare each Calendar Quarter a statement providing calculations of the value of the Crude Oil and Gas produced and sold in accordance with this Contract. This value of Production Statement shall include:

   a) The quantities and prices realized by MRPAM and Contractor as a result of sales of Crude Oil to third parties during the Calendar Quarter in question.
   b) The quantities and prices realized by MRPAM and Contractor as a result of sales of Crude Oil during the Calendar Quarter in question to parties other than third parties.
   c) If paragraph 4 of Article VIII of the Contract is applicable, information available to Contractor concerning the prices of Crude Oil produced by the main Petroleum exporting countries of relevance for the determination of the value of the Crude Oil, including contract prices, discounts and preemie and prices obtained in the spot market.
   d) The quantities and prices realized by MRPAM and Contractor as a result of the sales of Gas.

ARTICLE VI
COST RECOVERY STATEMENT

1. Contractor shall prepare each Calendar Quarter in accordance with its obligations, a Cost Recovery statement showing:

   a) Recoverable costs incurred during the Calendar Quarter.
   b) Total recoverable costs for the Calendar Quarter.
   c) Quantity and value of Cost Oil or Cost Recovery Gas taken and separately disposed of by Contractor during the Calendar Quarter.
   d) Amount of costs recovered for the Calendar Quarter.
   e) Amount of recoverable costs to be carried into the succeeding Calendar Quarter, if any.

2. *CONTROL STATEMENTS*

Contractor will establish a Cost Recovery account and an offsetting contra-account to control therein the amount of costs remaining to be recovered and the amount of costs recovered; details of this account will be provided on a quarterly basis to MRPAM.

ARTICLE VII
STATEMENT OF EXPENDITURES AND RECEIPTS

Contractor shall prepare each Calendar Quarter, in accordance with its obligations, Statement of Expenditures and Receipts. This statement shall show the following:

a) The expenditures and receipts contemplated for the Calendar Year in the budget, on the basis of the cost classification and cost centres as provided for in this Accounting Procedure.
b) The expenditures and receipts accrued during the Calendar Quarter in question, identified recoverable pursuant to this Contract.
c) The cumulative expenditures and receipts for the Calendar Year under consideration.
d) Modifications to the budget agreed to in accordance with the Contract.
e) The latest forecast of cumulative expenditures and receipts for year end.
f) Variations between budget forecast (as amended by paragraph (d) hereof, where applicable) and latest forecast and reasonable explanations thereof.

ARTICLE VIII
SHARING AND PROFIT OIL STATEMENT

Each Calendar Quarter, Contractor shall prepare following statements containing the following information:

a) Crude Oil produced during the Calendar Quarter in question.
b) Total cumulative Crude Oil produced up to the end of the Calendar Quarter.
c) Volume of Profit Sharing Oil to MRPAM and Contractor during the Calendar Quarter in question.
d) Cumulative volume of Profit Sharing Oil to MRPAM and Contractor up to the end of the Calendar Quarter in question.
e) Volume of Cost Oil due to Contractor during the Calendar Quarter in question.
f) Cumulative volume of Cost Oil due to Contractor up to the end of the Calendar Quarter in question.